UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2015

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On March 6, 2015, Vonage Holdings Corp. (the “Company”) entered into a Separation Agreement & General Release (the “Agreement”) with its former Chief Marketing Officer, Barbara Goodstein, regarding her termination of employment effective January 30, 2015 (the "Separation Date"). Pursuant to the terms of the Agreement, among other things, Ms. Goodstein agreed to certain restrictive covenants, as well as a general release of all claims against the Company. Ms. Goodstein also agreed that the terms set forth in the Company’s Employee Confidentiality and Innovations Agreement, Employment Covenants Agreement, and Claw-back Policy, remain in full force and effect.
In consideration of the foregoing, the parties agreed to certain terms, including the following:
•The exercise period for the vested and outstanding stock options held by Ms. Goodstein on the Separation Date was extended for a period of 180 days following the Separation Date. All other awards of stock options, restricted stock units, performance stock units or any other equity awards terminated, and are of no force or effect, as of the Separation Date.
•A payment of $449,560.00, less applicable taxes, will be paid to Ms. Goodstein by the Company during its normal payroll cycle over the twelve (12) month period following the Separation Date, and commencing on the sixtieth day after the Separation Date (the first payment of which will include any payments that would otherwise have been paid during such sixty-day period).
•A payment of $281,073, less applicable taxes, with respect to Ms. Goodstein’s 2014 bonus, will be paid to Ms. Goodstein by the Company on the Company’s first payroll date reasonably practicable following the date that the Agreement becomes fully effective.
•Ms. Goodstein's employee benefits under the Company’s employee medical, dental, vision, and prescription drug benefit programs terminated at the conclusion of the last day of the month of the separation date. Ms. Goodstein's coverage for life insurance, short and long term disability, and any other employee benefit plans or programs terminated on the Separation Date. Provided that Ms. Goodstein is eligible for, and timely elects, continued medical benefit coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will fully subsidize such coverage through July 31, 2015.
•The Company will reimburse Ms. Goodstein for reasonable attorney’s fees in connection with negotiating and drafting this Agreement, up to a maximum of $22,500.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: March 10, 2015	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

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